UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012 (November 26, 2012)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 26, 2012, Robert Greifeld, Chief Executive Officer and Director of The NASDAQ OMX Group, Inc. (“NASDAQ OMX”), adopted an individual trading plan (the “Plan”) with a broker for personal financial planning purposes. The Plan provides for the sale of up to 1,000,000 NASDAQ OMX shares to be acquired upon exercise of employee stock options (“Options”). The Options have a ten year term and will expire in either April or June of 2013. Under the Plan, the first exercise and sale may not take place until December 10, 2012.

The Plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and NASDAQ OMX’s trading policies. Rule 10b5-1 permits officers and directors who are not in possession of material non-public information at the time the plan is adopted to establish a pre-arranged plan to buy and sell company stock at a future time. Transactions under the Plan will be disclosed through Form 144 and Form 4 filings with the U.S. Securities and Exchange Commission.

Except as may be required by law, NASDAQ OMX does not undertake to report other Rule 10b5-1 plans adopted by NASDAQ OMX officers or directors, nor to report modifications or terminations of any publicly-announced plans, including the plan described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ OMX GROUP, INC.

Dated: November 30, 2012	By:	/s/ Edward S. Knight
Edward S. Knight
Executive Vice President and General Counsel